UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 3, 2014

DIGITALGLOBE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34299	31-1420852
(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado	80503
(Address of Principal Executive Offices)	(Zip Code)

(303) 684-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2014, the Board of Directors of DigitalGlobe, Inc. (the “Company”) appointed Fred Graffam to serve as the Company’s Interim Chief Financial Officer, effective immediately, while the Company continues to conduct a search for a permanent Chief Financial Officer. As previously disclosed, Yancey Spruill, Executive Vice President and Chief Financial Officer of the Company, entered into a separation agreement with the Company on April 29, 2014 (the “Separation Agreement”), pursuant to which Mr. Spruill’s employment with the Company was to terminate on October 1, 2014, subject to earlier termination pursuant to the Separation Agreement. In connection with Mr. Graffam’s appointment as Interim Chief Financial Officer, Mr. Spruill’s employment with the Company will end on September 3, 2014.

Mr. Graffam, 48, has served as the Company’s Vice President of Financial Planning & Analysis since July 2013.  Prior to joining the Company, Mr. Graffam served as Senior Vice President of Finance — North America and Asia Pacific for Level 3 Communications, Inc. from April 2012 to July 2013, where he led all financial operations for the North America region with a particular focus on supporting growth and value creation for the business. Before serving at Level 3 Communications, Inc., Mr. Graffam served in various operating and finance capacities with Comcast Corporation from January 1994 to January 2011. He began his career in public accounting with Deloitte.

In connection with his appointment as Interim Chief Financial Officer, Mr. Graffam will be awarded a special service bonus in the amount of $150,000, less all applicable withholdings and deductions, to be paid to Mr. Graffam on the earliest of a successful appointment of a permanent Chief Financial Officer or July 1, 2015. Mr. Graffam will also be granted a one-time award of restricted stock units in the amount of $250,000 at the time of the Board of Directors’ next regularly scheduled meeting. If awarded, the restricted stock units will vest in equal installments on each anniversary of the award date over a four year period.

Mr. Graffam will also enter into a standard indemnification agreement with the Company in the form previously approved by the Board of Directors, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on October 3, 2013 and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Graffam and any other person pursuant to which Mr. Graffam was appointed as Interim Chief Financial Officer. There are no family relationships between Mr. Graffam and any of the Company’s directors and executive officers, and Mr. Graffam is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01                                           Regulation FD Disclosure.

On September 3, 2014, the Company issued a press release announcing the appointment of Mr. Graffam as Interim Chief Financial Officer. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

Exhibit 99.1	Press Release, dated September 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITALGLOBE, INC.

	By:	/s/ Daniel L. Jablonsky
Date:September 3, 2014		Daniel L. Jablonsky
Senior Vice President, General Counsel and Corporate Secretary